Exhibit 3

Names and Addresses of the Managers

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Merrill Lynch, Pierce, Fenner & Smith Incorporated

1 Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036